Exhibit 10.17
August 15, 2007
Professional Offshore Opportunity Fund, Ltd.
1400 Old Country Road
Suite 206
Westbury, New York 11590
Gentlemen:
Simultaneously with the execution and delivery of this letter (this “Agreement”), the undersigned, Amerex Group, Inc., a Delaware corporation (the “Borrower”), is executing and delivering to Professional Offshore Opportunity Fund, Ltd. (the “Lender”) that certain Secured Promissory Note dated the date hereof in the principal amount of $750,000 (the “Note”) to evidence the loan (the “Loan”) made by the Lender to the Borrower. The purpose of this Agreement is to reflect certain agreements regarding the 500,000 shares of common stock of the Borrower (the “Shares”) being issued to the Lender by the Borrower simultaneously herewith as further consideration for, and as further inducement to the Lender to make, the Loan.
1. Simultaneously with the execution and delivery of this Agreement, the Borrower is issuing the Shares to the Lender evidenced by duly issued stock certificates number 101580. All Shares delivered to the Lender shall be duly authorized, fully paid and nonassessable, free and clear of any liens and in proper certificated form in the name of Professional Offshore Opportunity Fund, Ltd., and shall be issued in compliance with all applicable federal and state securities laws.
2. In the event that upon the earlier of (i) the Maturity Date or (ii) the date on which the Borrower prepays all amounts owing under the Note, the Shares are not unrestricted and free trading, then the Borrower shall, promptly upon the demand of the Lender, repurchase the Shares for the amount set forth below:

Date of Payment of Note	Share Repurchase Amount
On or before September 14, 2007	$200,000

On September 15, 2007 but before October 14, 2007	$300,000

On October 15, 2007 but before November 14, 2007	$400,000

On November 15, 2007 but before December 14, 2007	$500,000

On December 15, 2007 but before January 14, 2008	$600,000

On or after January 15, 2008, or at any time in the event of a material breach of the Note,	$700,000

Professional Offshore Opportunity Fund, Ltd.
August 14, 2007
Page -2-
In the event of a failure of the Borrower to repurchase the Shares and pay amounts owing hereunder, the amounts owing shall bear interest at a rate of two percent (2%) per month until paid.
The Borrower hereby represents and warrants to the Lender the following:
(a) Power. The Borrower (i) is duly organized, validly existing and in good standing under the laws of Delaware and (ii) has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions described herein.
(b) Authorization; Binding Effect. The execution and delivery by the Borrower of this Agreement and the Note, the performance by the Borrower of its obligations under this Agreement and the Note and the consummation of the transactions described herein and therein by the Borrower have been duly authorized by all requisite action on the part of the Borrower. This Agreement and the Note are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.
(c) Contravention. Neither the execution, delivery and performance of this Agreement or the Note by the Borrower nor the consummation of the transactions described herein or therein by the Borrower will (with or without notice or lapse of time or both) (i) violate or breach any statute, law, rule, regulation or order by which Borrower or any of its properties may be bound or affected; or (ii) breach or result in a default under any material contract or material agreement to which Borrower is a party or by which Borrower or any of its properties may be bound or affected.
(d) Consents. No approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any governmental authority or any other person is required in connection with (i) the due execution and delivery by Borrower of this Agreement and the Note and the performance of the Borrower’s obligations hereunder and thereunder, and (ii) the consummation by the Borrower of the transactions described herein and therein.
(e) Litigation. There is no action, lawsuit, arbitration, claim or proceeding, pending, or to the knowledge of Borrower, threatened, against Borrower that involves any of the transactions described in this Agreement or the Note or which could restrict the performance of any obligation hereunder or thereunder.

Professional Offshore Opportunity Fund, Ltd.
August 14, 2007
Page -3-
(f) Capital Stock. The authorized capital stock of Borrower and the number of issued shares of each class of capital stock after giving effect to the issuance of the Shares is set forth in Schedule 1. The Shares represent fifteen percent (15%) of the Borrower’s outstanding common stock on a fully diluted basis. The Borrower has two subsidiaries. Except as otherwise disclosed in the Borrower’s SEC Filings, there are no options, warrants, subscriptions, conversion rights or securities exchange rights or other securities or other contractual rights outstanding which require, or give any person the right to require, the issuance, delivery or sale (including right of conversion or exchange) of any capital stock of the Borrower, whether or not such rights are presently exercisable. There are no preemptive rights, rights of first refusal or other similar agreements obligating the Borrower to offer any of its capital stock to any person and none of the shares of capital stock of the Borrower was issued in violation of any such rights. No holder of any securities of the Borrower (or securities issuable in exchange therefor) has the right to require any party to register such securities under the Securities Act of 1933, as amended (as defined), either on a “demand” or a “piggyback” basis. All shares, options and warrants and other securities of the Borrower issued since its date of incorporation, including, without limitation, the Shares, were issued in compliance with the registration provisions of such Securities Act or pursuant to an exemption therefrom and all such shares are validly issued, fully paid and nonassesable. The Borrower does not have outstanding bonds, debentures, notes or other obligations under the terms of which the holders of which have any rights to vote with the stockholders.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws rules. THE BORROWER WAIVES ITS RIGHT TO CLAIM A TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS AGREEMENT.
The Borrower acknowledges and agrees that its actual or threatened breach of this Agreement would result in irreparable damage to the Lender and that money damages would not provide an adequate remedy to the Lender. Accordingly, the Borrower agrees that in the event of any such breach, the Lender shall have, in addition to any and all remedies of law, the right to have the provisions of this Agreement specifically enforced and to obtain injunctive and other equitable relief to enforce the provisions of this Agreement.
This Agreement may be amended or modified only by a written instrument signed by the Lender and the Borrower. The Lender’s failure at any time to require the performance of any provision of this Agreement shall in no manner affect the Lender’s right at a later time to enforce the same provision.
The Borrower irrevocably (A) consents that any legal action or proceeding arising from or relating to this Agreement, whether in contract or tort, shall be commenced exclusively in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York, (B) submits to the jurisdiction of any such Court in any such action or proceeding, (C) waives any claim or defense in any such action or proceeding based on any alleged lack of jurisdiction, improper venue or forum non conveniens and (D) consents to service of process by mail at its address set forth below, or such other address as it shall provide to the Lender in writing. Service of process may be effected by notice sent by certified mail, return receipt requested, to the Borrower at its address set forth below.

Professional Offshore Opportunity Fund, Ltd.
August 14, 2007
Page -4-
This Agreement shall be binding upon the Borrower, and its legal representatives, successors and permitted assigns. In no event may the Borrower assign any rights or obligations under this Agreement without the Lender’s prior written consent and any purported assignment without such consent shall be null and void.

Very truly yours,

AMEREX GROUP, INC.

By:	/s/ Nicholas J. Malino

Name: Nicholas J. Malino
Title: CEO

Address:	1105 N. Peoria Avenue
Tulsa, Oklahoma 74106

AGREED:

PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD.

By:

Name:
Title:

SCHEDULE 1
Capitalization
18,773,596 basic and diluted